EXHIBIT 99.1


FOR IMMEDIATE RELEASE

        Hughes Communications, Inc. Announces Second Quarter 2006 Results

     Hughes Network Systems, LLC Second Quarter Revenues Up 4% over Q2 2005;
                 Adjusted EBITDA Increases 9% to $28.5 Million;
                  Revenue Growth Seen in North America Segment;
                   Significant Improvement in Cash Position;
                       New Orders of $237 million, up 22%.

Germantown, Md., August 11, 2006--Hughes Communications, Inc. (OTCBB:HGCM) ("Hughes"), the global leader in broadband satellite network solutions and services, today announced financial results for the quarter ended June 30, 2006, its second quarter as a publicly traded company. Hughes' consolidated operations are classified into three reportable segments: VSAT, Telecom Systems, and Other. The VSAT and Telecom Systems represent all of the operations of Hughes Network Systems, LLC ("HNS"), Hughes' principal operating subsidiary. The Other segment includes the financial results of Hughes Corporate, Electronic System Products, Inc., and the minority interest in the other companies that were contributed from SkyTerra Communications, Inc. ("SkyTerra"), Hughes' predecessor, prior to the separation of SkyTerra and Hughes in February 2006.

Hughes Network Systems, LLC (HNS)

Revenue in Hughes' wholly owned subsidiary, HNS, was $208.5 million in the second quarter of 2006, an increase of 4% over revenue of $199.9 million in the same period in 2005. For the six month period ended June 30, 2006, HNS revenue was $405.3 million, an increase of 7% over revenue of $378.2 million in the same period in 2005.

In June 2006, HNS made a decision to shift its primary focus to the broadband market. As a result of this decision, HNS evaluated the narrowband products in its inventory and recorded an addition to its provision for excess or obsolete inventories of $11.9 million to reduce the net book value of its narrowband products to their net realizable value. This charge was included in cost of hardware products sold and primarily relates to the VSAT segment. Net loss for the second quarter ended June 30, 2006 which includes the $11.9 million inventory charge was $4.4 million compared to net income of $4.1 million in the same period in 2005. For the six month period ended June 30, 2006, net loss which includes the inventory charge improved $6.0 million to $4.2 million from a net loss of $10.2 million in the same period in 2005.

EBITDA for the quarter ended June 30, 2006 including the inventory charge was $14.2 million compared to $19.9 million in the same period in 2005. For the six month period ended June 30, 2006, EBITDA improved to $30.4 million from $17.8 million in the same period in 2005. Adjusted EBITDA, for the quarter ended June 30, 2006, which excludes the inventory charge and other smaller adjustments, improved to $28.5 million compared to $26.3 million in the same period in 2005. For the six month period ended June 30, 2006, Adjusted EBITDA improved to $46.2 million from $42.8 million in the same period in 2005.

Cash from operating activities improved to a net generation of $21.5 million in the six month period ended June 30, 2006 compared to net usage of $37.6 million in the same period in 2005. HNS' cash, cash equivalents and short-term investments position improved to $201.3 million as of June 30, 2006 from $126.8 million as of December 31, 2005.

Commenting on the second quarter performance, Pradman Kaul, President and Chief Executive Officer, said, "We are pleased with our continued progress as a public company. Our Consumer/SMB business is growing rapidly with gross subscriber acquisition continuing at a robust 10,000 additions per month. The enterprise business continues to provide a stable base and new opportunities in the Mobile Satellite systems area offer potential for more growth. In the International segment, our Indian and Brazilian subsidiaries had revenue growth of 19% and 66%, respectively in the second quarter of 2006 over the same period in 2005. The aggressive cost reduction initiatives from last year are producing good results and we expect this trend to continue in the next two quarters."

Grant Barber, Executive Vice President and Chief Financial Officer, said, "Our revenue and Adjusted EBITDA in the second quarter of 2006 increased $11.7 million or 6% and $10.8 million or 61% respectively over the first quarter of 2006. These solid operating results combined with on-going working capital focus have enabled us to end the quarter with a strong balance sheet including $201 million of cash and marketable securities."

Set forth below is a table highlighting certain of HNS' results for the three months and six months ended June 30, 2006 and June 30, 2005:



                                            Hughes Network Systems, LLC
                                    Three Months                       Six Months
                                   Ended June 30,                    Ended June 30,
                            -----------------------------   ---------------------------------
 (Dollars in thousands)         2006            2005            2006               2005
                            -------------    ------------   --------------    ---------------

 Revenue
      VSAT                  $  183,856       $ 177,721      $   365,164       $    338,606
      Telecom Systems           24,647          22,208           40,131             39,554
                            -------------    ------------   --------------    ---------------
      Total HNS             $  208,503       $ 199,929      $   405,295       $   378,160

 Operating income (loss)
      VSAT                  $  (1,778)       $   5,756      $     5,454       $    (9,898)
      Telecom Systems            5,466           3,983            7,217              5,886
                            -------------    ------------   --------------    ---------------
      Total HNS             $    3,688       $   9,739      $    12,671       $    (4,012)

      Net income (loss)     $  (4,428)       $   4,135      $   (4,234)       $   (10,228)

      EBITDA (a)            $   14,163       $  19,897      $    30,367       $     17,812

     Adjusted EBITDA (a)    $   28,526        $  26,255      $    46,244       $     42,841




(a) For the definition of Adjusted EBITDA, see "Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures" below.

Select Second Quarter Highlights

o New orders of $237 million in the second quarter of 2006, up 22% over the same period in 2005: significant international orders from Telkom South Africa, World Bank, Enlaces Mexico, Telmex, Copel Brazil, Delta Telecom Azerbaijan, Telefonica Spain, Telespazio Italy, Reliance India; North America orders include AG Edwards, Jack in the Box, GTECH, TJMax, Rack Room Shoes and PA Emergency Management Agency.

o Signed a contract with BP Corporation North America Inc. to provide HughesNetTM Managed Network Services connecting BP's retail locations nationwide. The four-year contract includes the installation and management of both DSL and satellite broadband technologies at over 10,000 retail locations.

o Completed delivery of an additional 12,000 broadband satellite terminals to GTECH Corporation, the world's leading provider of lottery, gaming and transaction processing solutions under a contract valued at $17 million. This brings the total number of terminals provided by Hughes to more than 50,000, making this the largest private satellite enterprise network in the world.

o Approximately 30,000 gross additions to the Consumer/SMB subscriber base in the second quarter of 2006; churn of approximately 2% and ARPU growth of 5% over second quarter of 2005

o Signed multiple contracts with Thuraya Satellite Telecommunications, a leading mobile satellite voice and data service provider with coverage reaching nearly one-third of the world's population. The contracts, worth nearly $60 million, call for the development and supply of a high-speed mobile data system, a secondary gateway and additional circuits to increase the network capacity.

o Applied to list Hughes common stock on the NASDAQ Global Market (formerly known as the NASDAQ National Market). Hughes' common stock has been quoted on the Over-the-Counter ("OTC") Bulletin Board market under the symbol "HGCM"since it became a publicly traded company in February 2006.

o Announced the introduction of a new broadband satellite platform, the HX System, a cost-effective solution for smaller networks that provides high Quality of Service (QoS) and employs the most efficient implementation of the DVB-S2 industry standard with Adaptive Coding and Modulation (ACM).

o Introduced a new version of the advanced AB9000 LMDS system designed for the most cost-effective backhaul of high-density 3G cellular traffic, eliminating the need for a stand-alone ATM switch at the base station.

Hughes Communications, Inc. (Hughes)

On January 1, 2006, Hughes consummated the purchase (the "January 2006 Acquisition") from DTV Network Systems, Inc. of the remaining 50% of HNS. As a result of the January 2006 Acquisition, Hughes' business has changed materially. For periods following the closing of the January 2006 Acquisition, the financial position and operating results of HNS are included in Hughes' consolidated financial statements. From April 22, 2005 (the date of the acquisition of the initial 50% interest in HNS) through December 31, 2005, Hughes' investment in HNS is recorded using the equity method of accounting.

Certain financial information for Hughes is shown below. The financial information for the three and six months ended June 30, 2006 is a combination of the HNS and Other Businesses.


                                            Hughes Communications, Inc.
                                    Three Months                        Six Months
                                   Ended June 30,                     Ended June 30,
                            ------------------------------  ------------------------------
   (Dollars in thousands)       2006             2005           2006                 2005
                            --------------   -------------  -------------   --------------
    Revenue
         VSAT                $  183,856       $       -      $ 365,164       $        -
         Telecom Systems         24,647               -         40,131                -
         Other                      158             112            240              247
                            --------------   -------------  -------------   --------------
         Total               $  208,661       $     112      $ 405,535       $      247

    Operating income (loss)
         VSAT                $  (1,778)       $       -      $   5,454       $        -
         Telecom Systems          5,466               -          7,217                -
          Other                   (310)         (1,939)        (2,534)          (4,094)
                            --------------   -------------  -------------   --------------
         Total               $    3,378       $ (1,939)      $  10,137       $  (4,094)

         Net income (loss)   $  (4,396)       $   3,273      $(59,940)       $  (3,902)

         EBITDA (a)          $   13,979       $   2,939      $  26,802       $  (4,784)



(a) For the definition of EBITDA, see "Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures" below.

The net loss for the six months ended June 30, 2006 includes a tax charge of approximately $51.3 million in connection with the SkyTerra/Hughes separation. As Hughes is the accounting successor to SkyTerra, the taxes associated with the separation are included in Hughes' results for the quarter ended March 31, 2006 and a portion of the deferred tax assets were utilized to satisfy the tax expense resulting from the taxable gain. Accordingly, Hughes does not expect this expense to have a significant impact on its cash from operations.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between HNS' net income as determined under United States of America generally accepted accounting principles (GAAP) and Adjusted EBITDA.


                                                                                   Hughes Network Systems, LLC
                                                                            Three Months                     Six Months
                                                                            Ended June 30,                  Ended June 30,
                                                                   ------------------------------  -----------------------------
  (Dollars in thousands)                                              2006             2005             2006            2005
                                                                   -------------   -------------   --------------   ------------

  Net income (loss)                                                 $  (4,428)       $   4,135       $ (4,234)       $  (10,228)
  Add:
      Interest expense                                                  10,346           5,591           19,740            6,605
      Foreign income tax expense (benefit)                                 500             515              987              434
      Depreciation and amortization                                     10,086          10,386           17,216           21,650
  Less:
      Interest income                                                  (2,341)           (730)          (3,342)            (649)
                                                                   -------------   -----------     ------------     ------------
  EBITDA                                                            $   14,163       $  19,897       $   30,367       $   17,812

  Add:
      Inventory provision related to shift to Broadband focus           11,879               -           11,879                -
      HughesNet branding costs                                             902               -            1,454                -
      Facilities costs                                                       -             901                -            2,363
      Transaction costs related to the April 2005 Acquisition                -             941                -              979
      Elimination of payroll and benefits reflective
         of headcount reductions                                             -               -                -            5,418
      Assumed net reduction of SPACEWAY operating
         costs                                                               -               -                -            4,542
      Restructuring charge                                                   -           3,068                -            3,068
      Benefits/insurance programs                                          653             929            1,306            6,291
      Legal expenses related to non-acquired business                        -             329                -            2,178
      Legal settlement and related fees -
        pre-April 2005 Acquisition                                         586               -              586                -
      Equity incentive plan compensation                                    93               -              152                -
      Management fee to Hughes Communications, Inc.                        250             190              500              190
                                                                   -------------   -------------   --------------   ------------
  Adjusted EBITDA                                                   $   28,526      $    26,255     $     46,244     $     42,841



The following table reconciles the differences between Hughes' net income as determined under United States of America generally accepted accounting principles (GAAP) and EBITDA:

                                                            Hughes Communications, Inc.
                                                 Three Months                            Six Months
                                                Ended June 30,                         Ended June 30,
                                       --------------------------------    ---------------------------------
    (Dollars in thousands)                  2006             2005               2006              2005
                                       ---------------- ---------------    ----------------  ---------------

    Net income (loss)                    $   (4,396)      $    3,273         $  (59,940)       $  (3,902)
    Add:
        Interest expense                      10,388               -              21,489                -
        Income tax expense                       500               -              51,821                -
        Depreciation and amortization         10,086               7              17,216               14
    Less:
        Interest income                      (2,599)           (341)             (3,784)            (896)
                                       ---------------- ---------------    ----------------  ---------------
    EBITDA                               $    13,979      $    2,939         $    26,802       $  (4,784)


The condensed financial statements of Hughes and HNS as of June 30, 2006 and for the three and six months ended June 30, 2006 are attached to this press release.

Note:

EBITDA is defined as HNS' earnings (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is used in calculating covenant compliance under HNS' credit agreement and the indenture governing HNS' 9 1/2% Senior Notes due 2014. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments, including the net costs of SPACEWAY for the first quarter of 2005 to reflect the effects of the implementation of the SPACEWAY services agreement with DIRECTV, Inc. as if it had occurred on January 1, 2005. EBITDA and Adjusted EBITDA are not recognized terms under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as alternatives to net income as an indicator of HNS' operating performance or to cash flows as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, and debt service requirements (including VSAT operating lease hardware). EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA are presented herein because HNS and Hughes use such information in their review of the performance of management and in the performance of their business. In addition, information concerning Adjusted EBITDA is being presented because it reflects important components included in the financial covenants under the senior note indenture and HNS' credit agreement.

About Hughes Communications, Inc.

Hughes Communications, Inc. (OTCBB:HGCM) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on the IPoS (IP over Satellite) global standard, approved by the TIA, ETSI, and ITU standards organizations. To date, Hughes has shipped more than one million systems to customers in over 100 countries.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes' expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives and the ability to launch and deploy SPACEWAY 3. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words "believe," "anticipate," "estimate," "expect," "intend," "project," "plans" and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes' substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes' services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations and other risks identified and discussed under the caption "Risk Factors" in Hughes' Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on April 17, 2006 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

                                       ###

(C)Hughes Communications, Inc. All rights reserved. HUGHES, HUGHESNET, and SPACEWAY are trademarks of Hughes Network Systems, LLC. DIRECTV and DIRECWAY are registered trademarks of The DIRECTV Group, Inc.



Contact Information                      Attachments



Investor Relations Contact:
Deepak Dutt,                             Hughes Communications, Inc.
Vice President, Treasurer and
Investor Relations Officer                 Condensed Consolidated Balance Sheets

Email: ddutt@hns.com                       Condensed Consolidated Statements of
                                             Operations
Phone: 301-428-7010
                                           Condensed Consolidated Statements of
                                             Cash Flows


Media Contact:  Judy Blake,
Director of Marketing Communications     Hughes Network Systems, LLC

Email: jblake@hns.com                      Condensed Balance Sheets

Phone: 301-601-7330                        Condensed Statements of Operations

                                           Condensed Statements of Cash Flows

                           HUGHES COMMUNICATIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)

                                   (Unaudited)



                                                                                     June 30,           December 31,
                                                                                       2006                2005
                                                                                ------------------   -----------------
ASSETS

Current Assets
Cash and cash equivalents                                                        $      150,382       $      21,964
Short-term investments                                                                   60,591               6,000
Receivables, net                                                                        176,356                  47
Inventories, net                                                                         56,510                   -
Prepaid expenses and other                                                               50,552               2,773
Deferred income taxes                                                                     1,033              23,378
Asset held for sale                                                                           -                 468
                                                                                ------------------   -----------------
Total current assets                                                                    495,424              54,630
                                                                                ------------------   -----------------

Property, net                                                                           277,768                  18
Capitalized software costs, net                                                          29,937                   -
Intangible assets, net                                                                   32,343                   -
Investment in Hughes Network Systems, LLC                                                     -              75,282
Investment in Mobile Satellite Ventures LP.                                                   -              42,761
Deferred income taxes                                                                       954              26,956
Other assets                                                                             40,065               5,690
                                                                                ------------------   -----------------
Total Assets                                                                     $      876,491       $     205,337
                                                                                ==================   =================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable                                                                 $       53,005       $       2,380
Short term borrowings                                                                    25,998                   -
Accrued liabilities                                                                     117,183               2,473
Due to affiliates                                                                            55                   -
Liabilities held for sale                                                                     -                 525
                                                                                ------------------   -----------------
Total current liabilities                                                               196,241               5,378
                                                                                ------------------   -----------------

Long-term debt                                                                          468,637                   -
Other long-term liabilities                                                              11,076                   -
                                                                                ------------------   -----------------
Total liabilities                                                                       675,954               5,378
                                                                                ------------------   -----------------
Commitments and contingencies
Minority interests                                                                        6,648               8,474
Series A Redeemable Convertible Preferred Stock, $0.01 par value,
  net of amortized discount of $28,194 at December 31, 2005                                   -              93,100
Stockholders' Equity
  Preferred stock, $0.001 par value. Authorized 1,000,000 shares,
    no shares issued and outstanding                                                          -                   -
  Preferred stock, $0.01 par value. Authorized 10,000,000 shares, issued 1,199,077 shares as Series A Redeemable Convertible
    Preferred Stock at December 31, 2005                                                      -                   -
  Common stock, $0.001 par value. Authorized 64,000,000 shares;
    issued and outstanding 18,811,455 shares at June 30, 2006 and
    4,365,988 shares at December 31, 2005                                                    19                   4
  Non-voting common stock, $0.01 par value. Authorized
    50,000,000 shares; issued and outstanding 4,495,106
    shares at December 31, 2005                                                               -                  45
  Additional paid in capital                                                            624,987             473,737
  Accumulated deficit                                                                 (431,235)           (371,295)
  Accumulated other comprehensive income (loss)                                             118             (4,106)
                                                                                ------------------   -----------------
  Total Stockholders' Equity                                                            193,889              98,385
                                                                                ------------------   -----------------
  Total Liabilities and Stockholders' Equity                                     $      876,491       $      205,337
                                                                                ==================   =================

                           HUGHES COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)
                                   (Unaudited)

                                                                      Three Months Ended             Six Months Ended
                                                                           June 30,                      June 30,
                                                                  ----------------------------    ------------------------
                                                                      2006           2005            2006         2005
                                                                  -------------- -------------    ------------ -----------
Revenues
Services                                                            $   107,726    $      112       $ 213,042    $   247

Hardware sales                                                          100,935             -         192,493           -
                                                                  -------------- -------------    ------------ -----------
  Total Revenues                                                        208,661           112         405,535         247
                                                                  -------------- -------------    ------------ -----------

Operating Costs and Expenses
Cost of services                                                         75,071            95         147,353         232
Cost of hardware products sold                                           89,159             -         163,018           -
Research and development                                                  6,309             -          14,246           -
Sales and marketing                                                      20,133             -
General and administrative                                               13,413         1,956          28,678       4,109
Amortization of intangibles                                               1,198                        2,265            -
                                                                  -------------- -------------    ------------ -----------
  Total Operating Costs and Expenses                                    205,283         2,051         395,398       4,341
                                                                  -------------- -------------    ------------ -----------
Operating income (loss)                                                   3,378       (1,939)          10,137     (4,094)
Interest expense                                                       (10,388)             -        (21,489)           -
Equity in earnings of Hughes Network Systems, LLC                             -         6,523               -       6,523
Equity in loss of Mobile Satellite Ventures LP                                -       (1,367)         (1,521)     (5,956)
Other income, net                                                         3,114           772           4,556         857
                                                                  -------------- -------------    ------------ -----------
(Loss) income before discontinued operations and taxes                  (3,896)         3,989         (8,317)     (2,670)
Income tax expense                                                        (500)             -        (51,821)           -
                                                                  -------------- -------------    ------------ -----------
(Loss) income before discontinued operations                            (4,396)         3,989        (60,138)     (2,670)
Loss from discontinued operations                                             -         (716)            (42)     (1,232)
Gain on sale of discontinued operations                                       -             -             240           -
                                                                  -------------- -------------    ------------ -----------
Net (Loss) Income                                                       (4,396)         3,273        (59,940)     (3,902)
Cumulative dividends and accretion of convertible preferred
stock to liquidation value                                                    -       (2,492)         (1,454)     (4,985)
                                                                  -------------- -------------    ------------ -----------
Net (loss) income attributable to common stockholders               $   (4,396)    $      781       $(61,394)    $(8,887)
                                                                  ============== =============    ============ ===========
Basic (loss) earnings per common share:
  Continuing operations                                             $    (0.23)    $     0.17       $  (4.25)    $ (0.87)
  Discontinued operations                                                     -        (0.08)            0.01      (0.14)
                                                                  -------------- -------------    ------------ -----------
    Net (loss) income per share                                     $    (0.23)    $     0.09       $  (4.24)    $ (1.01)
                                                                  ============== =============    ============ ===========
Diluted (loss) earnings per common share:
  Continuing operations                                             $    (0.23)    $     0.16       $  (4.25)    $ (0.87)
  Discontinued operations                                                     -         (0.08)            0.01      (0.14)
                                                                  -------------- -------------    ------------ -----------
    Net (loss) income per share                                     $    (0.23)    $     0.08       $  (4.24)    $ (1.01)
                                                                  ============== =============    ============ ===========

Basic weighted average common shares outstanding                     18,795,289     8,817,227      14,483,198   8,759,357
                                                                  ============== =============    ============ ===========
Diluted weighted average common shares outstanding                   18,795,289     9,378,624      14,483,198   8,759,357
                                                                  ============== =============    ============ ===========

                           HUGHES COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (Unaudited)


                                                                                              Six Months Ended
                                                                                                  June 30,
                                                                                    -----------------------------------
                                                                                          2006            2005
                                                                                    ---------------   ---------------
Cash Flows from Operating Activities
Net loss                                                                             $   (59,940)      $   (3,902)
Adjustments to reconcile net loss to cash flows
  from operating activities:
  Loss on discontinued operations                                                              42            1,232
  Depreciation and amortization                                                            17,216               14
  Amortization of debt issuance cost                                                          348                -
  Equity plan compensation expense                                                          1,510              726
  Equity in earnings of Hughes Network Systems, LLC                                             -          (6,523)
  Equity in losses of unconsolidated affiliates                                             1,806            5,956
  Loss on investments in affiliates                                                             -            1,642
  Gain on disposal of assets                                                                (222)             (49)
  Deferred income taxes                                                                    48,347                -
  Minority interest                                                                         (193)          (1,215)
  Compensation for issuance of warrants by consolidated subsidiary                              -               20
Change in other operating assets and liabilities, net of acquisitions:
  Receivables, net                                                                         26,412                -
  Inventories, net                                                                         17,241                -
  Prepaid expenses and other                                                                1,081            5,401
  Deferred revenue                                                                              -             (21)
  Accounts payable                                                                       (16,878)          (5,406)
  Accrued liabilities and other                                                          (21,711)                -
                                                                                    ---------------   ---------------
Net cash provided by (used in) continuing operations                                       15,059          (2,125)
Net cash used in discontinued operations                                                      (9)            (748)
                                                                                    ---------------   ---------------
Net cash provided by (used in) Operating Activities                                        15,050          (2,873)
                                                                                    ---------------   ---------------

Cash Flows from Investing Activities
  Purchase interest in HNS, LLC                                                                 -         (50,000)
  Cash paid for investments in affiliates                                                       -            (562)
  Change in restricted cash                                                                 (506)          (3,060)
  Net (purchases) sales of short-term investments                                        (44,091)           32,628
  Expenditures for property                                                              (37,950)                -
  Proceeds from sale of property.                                                            155               74
  Expenditures for capitalized software                                                   (8,768)                -
  Acquisitions/divestitures, net of cash received                                          12,870
  Other, net                                                                                 (54)                -
                                                                                    ---------------   ---------------
Net cash used in continuing operations                                                   (78,344)         (20,920)
Net cash used in discontinued operations                                                        -              (9)
                                                                                    ---------------   ---------------
Net cash used in Investing Activities                                                    (78,344)         (20,929)
                                                                                    ---------------   ---------------

Cash Flows from Financing Activities
  Net decrease in notes and loans payable                                                 (1,261)                -
  Debt borrowing from Apollo                                                              100,000                -
  Debt repayment to Apollo                                                              (100,000)                -
  Proceeds from rights offering                                                           100,000                -
  Distribution to SkyTerra                                                                (8,911)
  Payment of dividends on preferred stock                                                 (1,394)          (2,788)
  Proceeds from exercise of stock options and warrants                                      1,966               77
  Long-term debt borrowings                                                               453,944
  Repayment of long-term debt
                                                                                        (341,603)
  Debt issuance cost                                                                     (11,136)
                                                                                    ---------------   ---------------
Net cash provided by (used in) continuing operations                                      191,605          (2,711)
Net cash provided by (used in) discontinued operations                                          -                -
                                                                                    ---------------   ---------------
Net cash provided by (used in) Financing Activities                                       191,605          (2,711)
                                                                                    ---------------   ---------------
Effect of exchange rate changes on cash and cash equivalents                                  107               46
                                                                                    ---------------   ---------------
Net increase in cash and cash equivalents                                                 128,418         (26,467)
Cash and cash equivalents at beginning of the period                                       21,964           34,759
                                                                                    ---------------   ---------------
Cash and cash equivalents at end of the period                                           $150,382           $8,292
                                                                                    ===============   ===============

Supplemental Cash Flow Information
  Cash paid for interest                                                                   16,215                 -
  Cash paid for income taxes                                                                3,213                 -

Supplemental Non-Cash Disclosure
  Net liability distributed to SkyTerra, net of cash                                       48,113                 -


                             HUGHES NETWORK SYSTEMS
                            CONDENSED BALANCE SHEETS
                             (Dollars in Thousands)
                                   (Unaudited)

                                                    Consolidated Successor
                                         ---------------------------------------
                                           June 30, 2006      December 31, 2005
                                         -----------------  --------------------

ASSETS

Current Assets
Cash and cash equivalents                $   141,171         $  113,267
Short-term investments                        60,094             13,511
Receivables, net                             176,106            203,425
Inventories, net                              56,510             73,526
Prepaid expenses and other                    47,312             48,672
                                         -----------------  --------------------
     Total Current Assets                    481,193            452,401
                                         -----------------  --------------------

Property, net                                277,768            259,578
Capitalized software costs, net               29,937             16,664
Intangible assets, net                        32,343                  -
Other assets                                  34,815             30,324
                                         -----------------  --------------------
      Total Assets                       $   856,056         $  758,967
                                         =================  ====================

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable                         $    51,773         $   51,294
Short term borrowings                         25,998             29,616
Accrued liabilities                          115,345            130,601
Due to affiliates                                610             18,960
                                         -----------------  --------------------
      Total Current Liabilities              193,726            230,471
                                         -----------------  --------------------

Long-term debt                               468,637            344,849
Due to affiliates - long term                      -              8,967
Other long-term liabilities                   11,076              3,494
                                         -----------------  --------------------
      Total Liabilities                       673,439               587,781
                                         -----------------  --------------------
Commitments and contingencies
Minority interests                             6,648             6,594
Equity
      Class A membership units                175,981           125,768
      Class B membership units.                     -                 -
      (Accumulated deficit) retained
      earnings                                (4,234)            46,571
      Accumulated other comprehensive
      income (loss)                             4,222            (7,747)
                                        ------------------  -------------------
        Total Equity                          175,969           164,592
                                        ------------------  -------------------
Total Liabilities and Equity              $   856,056        $  758,967
                                        ==================  ===================

                             HUGHES NETWORK SYSTEMS
                       CONDENSED STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)
                                   (Unaudited)


                                                                                               Combined Consolidated
                                                      Consolidated Successor                        Predecessor
                                         --------------------------------------------------   -----------------------

                                            Three Months Ended       April 23 to June 30,      April 1 to April 22,
                                              June 30, 2006                  2005                      2005
                                         -------------------------  -----------------------   -----------------------

Revenues
Services                                        $  107,568               $  81,632                  $   25,077
Hardware sales                                     100,935                  73,087                      20,133
                                         -------------------------  -----------------------   -----------------------
      Total Revenues                               208,503                 154,719                      45,210
                                         -------------------------  -----------------------   -----------------------

Operating Costs and Expenses
Cost of services                                    75,060                  56,016                      18,138
Cost of hardware products sold                      89,159                  53,163                      19,284
Research and development                             6,309                   6,057                       2,730
Sales and marketing                                 20,132                  12,437                       6,280
General and administrative                          12,957                   9,979                       4,481
Restructuring costs                                      -                       -                       1,625
Amortization of intangibles                          1,198                       -                           -
                                         -------------------------  -----------------------   -----------------------
   Total Operating Costs and Expenses              204,815                 137,652                      52,538
                                         -------------------------  -----------------------   -----------------------
Operating income (loss)                              3,688                  17,067                     (7,328)
Interest expense                                  (10,346)                 (4,974)                       (617)
Other income, net                                    2,730                     456                          46
                                         -------------------------  -----------------------   -----------------------
(Loss) income before income taxes                   3,928)                  12,549                     (7,899)
Income tax expense                                   (500)                   (254)                       (261)
                                         -------------------------  -----------------------   -----------------------
       Net (Loss) Income                        $  (4,428)               $  12,295                  $  (8,160)
                                         =========================  =======================   =======================


                                                                                            Combined Consolidated
                                                     Consolidated Successor                       Predecessor
                                         --------------------------------------------------   -----------------------

                                         Six Months Ended     April 23 to June 30,    January 1, to April 22,
                                          June 30, 2006               2005                     2005
                                         -------------------------  -----------------------   -----------------------

Revenues
Services                                        $  212,802               $  81,632                  $  121,917
Hardware sales                                     192,493                  73,087                     101,524
                                         -------------------------  -----------------------   -----------------------
  Total Revenues                                   405,295                 154,719                      223,441
                                         -------------------------  -----------------------   -----------------------

Operating Costs and Expenses
Cost of services                                   147,324                  56,016                      88,092
Cost of hardware products sold                     163,018                  53,163                      86,467
Research and development                            14,246                  6,057                       18,194
Sales and marketing                                 39,837                  12,437                      27,108
General and administrative                          25,934                   9,979                      23,034
Restructuring costs                                      -                       -                       1,625
Amortization of intangibles                          2,265                       -                          -
                                         -------------------------  -----------------------   -----------------------
  Total Operating Costs and Expenses               392,624                 137,652                     244,520
                                         -------------------------  -----------------------   -----------------------
Operating income (loss)                             12,671                  17,067                    (21,079)
Interest expense                                  (19,740)                 (4,974)                     (1,631)
Other income, net                                    3,822                     456                         367
                                         -------------------------  -----------------------   ----------------------
(Loss) income before income taxes                  (3,247)                  12,549                    (22,343)
Income tax expense                                   (987)                   (254)                       (180)
                                         -------------------------  -----------------------   ----------------------
Net (Loss) Income                               $  (4,234)              $   12,295              $     (22,523)
                                         =========================  =======================    =====================



                             HUGHES NETWORK SYSTEMS
                       CONDENSED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)
                                   (Unaudited)


                                                                                                     Combined
                                                                                                    Consolidated
                                                                Consolidated Successor               Predecessor
                                                        --------------------------------------    ------------------

                                                         Six Months Ended         April 23           January 1 to
                                                             June 30,            to June 30,          April 22
                                                               2006                 2005                2005
                                                        --------------------    --------------    ------------------

Cash Flows from Operating Activities
Net (loss) income                                        $        (4,234)        $   12,295         $    (22,523)
Adjustments to reconcile net (loss) income to cash
flows from operating activities:
  Depreciation and amortization                                    17,216             7,916                 3,734
  Amortization of debt issuance cost                                  348               243                    60
  Equity plan compensation expense                                    152                 -                     -
Change in other operating assets and liabilities:
  Receivables, net                                                 26,640          (20,760)                 5,438
  Inventories, net                                                 17,241             2,332                 2,738
  Prepaid expenses and other                                        1,590             2,072               (3,965)
  Accounts payable                                               (16,115)             5,100              (31,721)
  Accrued liabilities and other                                  (21,374)             5,903              (16,457)
                                                        --------------------    --------------    ------------------
Net Cash Provided by (Used in) Operating Activities                21,464            15,101              (52,696)
                                                        --------------------    --------------    ------------------

Cash Flows from Investing Activities
  Change in restricted cash                                         (506)              (21)                 1,978
  Purchase of short-term investments, net                        (46,594)                 -                     -
  Expenditures for property                                      (37,950)           (5,243)              (22,912)
  Proceeds from sale of property                                      155                 -                     -
  Expenditures for capitalized software                           (8,768)           (2,479)               (3,273)
  Other, net                                                           54               275                 (958)
                                                        --------------------    --------------    ------------------
Net Cash Used in Investing Activities                            (93,609)           (7,468)              (25,165)
                                                        --------------------    --------------    ------------------

Cash Flows from Financing Activities
  Net (decrease) increase in notes and loans payable              (1,261)              (77)                   871
  Contributions from prior parent, net                                  -             2,036             (108,868)
  Long-term debt borrowings                                       453,944            16,539               327,775
  Repayment of long-term debt                                   (341,602)           (8,678)              (30,141)
  Debt issuance costs                                            (11,136)                 -              (10,482)
                                                        --------------------    --------------    ------------------
Net Cash Provided by Financing Activities                          99,945             9,820               179,155
                                                        --------------------    --------------    ------------------
Effect of exchange rate changes on cash and cash
equivalents                                                           104           (8,716)                 5,669
                                                        --------------------    --------------    ------------------
Net increase in cash and cash equivalents                          27,904             8,737               106,963
Cash and cash equivalents at beginning of the period              113,267           121,770                14,807
                                                        --------------------    --------------    ------------------
Cash and cash equivalents at end of the period           $        141,171        $  130,507        $      121,770
                                                        ====================    ==============    ==================

Supplemental Cash Flow Information
  Cash paid for interest                                 $         14,465        $    5,016        $        1,496
  Cash paid for income taxes                             $          1,412        $      133        $          208

Supplemental Non-Cash disclosure due to acquisition
by Hughes Communications, Inc
  Increase in assets acquired                            $         24,817
  Increase in liabilities assumed                                (13,580)
                                                        --------------------
    Increase in net assets acquired                      $         11,237
                                                        ====================
